//EX10-3_10854.CEC
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                                                                    EXHIBIT 10.3

Confidential portions omitted and filed separately with the Commission. Deleted text (represented by XXXX in the text and an asterisk (*) in the margin) indicates such omissions.


                               LICENSING AGREEMENT



Entered into as of the 13th day of August, 1996

By and between:       IMPRINT RECORDS
                      209 10th Ave. S., Suite 500
                      Nashville, Tennessee 37203-4101

(hereinafter referred to as "Licensor")

and                   PARADOXX MUSIC
                      Rua Pinto Ferraz, 58
                      Vila Mariana
                      Sao Paulo - SP
                      Brasil

(hereinafter referred to as "Licensee")


The following will confirm the essential terms and conditions respecting the Licensee's rights and obligations to perform as the Licensor's exclusive distributor in the territory of Brasil ("the Territory") (subject to the terms and conditions set forth below) for compact disc and cassette formats.

       1. Term: The term of this agreement ("Term") shall commence on the date hereof and shall end three (3) years thereafter. Paradoxx shall have the exclusive distribution rights with respect to any master licensed hereunder for a period of no less than twelve (12) months from the initial release in the territory; provided, however, that if any particular master achieves gold status prior to the twelve (12) date, then Paradoxx shall have an additional six (6) months to exclusively distribute that master and if any particular master achieves Platinum status prior to the twelve (12) month date, then Paradoxx shall have an additional twelve (12) months to exclusive distribute that master.

        Upon the expiration of the term with respect to any particular master all parts, masters, film, etc. shall be either returned to Imprint or destroyed as evidenced by an affidavit and Paradoxx shall provide Imprint with an accounting of all outstanding inventory and Paradoxx shall either sell same to Imprint at its cost of manufacturing or promptly destroy such inventory.

       2. Ownership: The Licensor hereby warrants and represents that it is the owner of all rights in respect to the albums offered for release (hereinafter referred to as "The Masters") and that the Licensor possesses the full rights, power and authority to enter into this agreement with the Licensee.

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     3. Distribution Rights:

     (a) Licensee shall be the Licensor's sole and exclusive distributor for the Territory (Brasil). Licensor shall deliver to Licensee a copy of each album recorded by any of its artists during the term within one (1) month from such album's delivery to Licensor. The Licensee shall have thirty (30) days to elect to commercially release such delivered album in the Territory and such album shall then become a licensed album hereunder and such artist shall be deemed to be an artist hereunder. If Licensee elects not to release an album by a particular artist during the term, then Licensee shall have no further rights hereunder to recordings by that particular artist during the term except at Licensor's sole discretion. In the event that Licensee sells product outside of the Territory or sells product to an individual or company that it knows is engaged in selling products outside of the Territory, Licensor shall have the right to terminate this agreement immediately and all of the exclusive rights granted to Licensee hereunder shall terminate immediately.

     (b) Notwithstanding the foregoing, the Licensor shall retain the right to sell product directly to any retail account in the Territory to whom the Licensee cannot or will not sell.

     4. Product Pricing: Product pricing for sale in the Territory shall be determined by Licensee in consultation with the Licensor.

     5. Mechanical Royalties: All mechanical royalties and/or any other royalties or payments that are based on the sale of records by Licensee (other than those payments or royalties that Licensor is required to make to the Artist) shall be paid by Licensee and shall not be recoupable hereunder or charged back in any manner to Licensor.

     6. Packaging: The Licensor shall provide Licensee with fully packaged copies of Licensor's products. With respect to records manufactured by Licensee, it shall use identical artwork and packaging as utilized by the Licensor in connection with the applicable record, with sole addition of a legal line indicating Licensee's exclusive right to manufacture and distribute Licensor product in the Territory. Licensee shall be responsible for all product costs including artwork, film, manufacturing parts, video copies and shipping, and such costs shall not be recoupable hereunder or charged back in any manner to Licensor.

     7. No Revision: Licensee shall not in any manner add to, edit or revise the Licensor's product packaging thereof without the Licensor's consent.


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     8. Royalties/Advances:

          (a) In connection with each album title ("Title") to be supplied by the Licensor to the Licensee for manufacture, Licensee shall pay the
    *Licensor a royalty of XXXXXXX percent (XXXX%) of full price PPD (US$XXXXX).

         *(b) Licensee shall pay the Licensor an advance of XXXXXXXXX Dollars *(US$XXXXXX) for the first option on each title owned by Licensor released within first year of agreement, payable upon option to release. Value of advances for second and third years of agreement will be determined by Licensor in agreement with Licensee. Said advance shall be recoupable, on an artist-by-artist basis and therefore not cross-collateralized, from monies payable in connection with the particular artist for whom the advance is paid.

     9. Force Majeure/Labor Relations: Should Licensee be unable to distribute Licensor's records for any reason, including without limitation, work stoppage, in excess of thirty (30) consecutive days during the term hereof, then Licensor will have the right to terminate this agreement at any time thereafter.

     10. Accounting/Audit Rights:

          (a) Licensee shall account to Licensor for all sales hereunder within forty-five (45) days after the end of each calendar semester. Said accounting shall provide a detailed and specific list of all sales during the applicable period for any reason.

          (b) Licensor shall have the right to audit all manufacturing and sales records with regard to this agreement, not more than once per year. In the event of a discrepancy in excess of five percent (5%), you shall pay all costs of such audit.

     11. Returns: No royalties shall be paid upon returns.

*-Confidential portions omitted and filed separately with the Commission.

                                       3
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     12. No Sub-Licensing/Compilations: No recordings manufactured and/or distributed by Licensee hereunder shall be embodied in any configuration other than the long-playing album from which the recording is derived, without Licensor's prior written consent in each instance.

     13. Marketing/Promotion: All marketing and promotion activities utilizing the Licensor's or those of its artists shall be subject to its prior approval.

     14. Copyright and Trademark Protection: Licensee shall take all reasonable measures to protect all copyrights and trademarks in connection with each title and the artwork, recordings, compositions and recording artist names embodied thereon with respect to the entire Territory.

     15. Claim of Breach: Except as specifically provided for herein, in the event of a claim of breach by either party of any of the terms and conditions hereof, the party claiming shall provide notice to the other party of such claim and the party receiving such notice shall have thirty (30) days within which to cure such alleged breach.

     16. Notices: All notices to Licensor hereunder shall be sent via air express to IMPRINT RECORDS at the following address:

                             IMPRINT RECORDS
                             209 10th Ave. S., Suite 500
                             Nashville, Tennessee  37203-4101
                             USA

All payments hereunder shall be transmitted by wire to IMPRINT RECORDS designated account, the appropriate identity of which will be provided to Licensee shortly after the execution hereof.

All notices to Licensee shall be sent to:

                             PARADOXX MUSIC
                             Rua Dr. Pinto Ferraz, 58
                             Vila Mariana
                             Sao Paulo
                             04117-040 Brazil

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     17. Venue and Jurisdiction: This contract is entered into the City of
Nashville in the State of Tennessee. Any and all controversies pertaining to this agreement shall be governed by the laws of the said state. Any and all actions concerning this agreement shall be maintained in the courts of the County of Nashville, State of Tennessee.

     18. Attorney's Fees: In the event Licensor has to institute any legal action against Licensee to enforce any of its rights under this agreement, Licensor shall be entitled to all attorneys' fees and court costs, the contrary Licensee against Licensor being equally true.

     19. Effectiveness of this Agreement: This agreement shall not be deemed effective until fully executed by both parties hereto.

     20. Withholding Tax: Licensee is hereby authorized to deduct from any money payable to Licensor portion of it as required to withhold by way of local law, statute or decree by way of so-called "withholding tax" and where double taxation treaty forms are available, Licensee shall provide such forms at lease once a month in advance of the due date for payment so that Licensor shall not, wherever possible, suffer the "withholding tax". Licensee will notify Licensor of the details of any money so withheld or payment made to the relevant authority by Licensee and will deliver to Licensor the appropriate certificate of deduction.

AGREED TO AND ACCEPTED:

IMPRINT RECORDS



By   /s/ Wayne Halper
----------------------------------------
        Wayne Halper



AGREED TO AND ACCEPTED:

PARADOXX MUSIC



By   /s/ Fernando Perrell
----------------------------------------
     Fernando Perrell





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